DUANE READE HOLDING CORP.                                          EXHIBIT 11.1
EARNINGS PER SHARE

                                           MONTHS          SHARES         WEIGHTED     WEIGHTED AVG.        NET     NET LOSS
                                        OUTSTANDING     OUTSTANDING        SHARES          SHARES          LOSS     PER SHARE
                                        -----------     -----------        ------          ------          ----     ---------

52 WEEKS ENDED DECEMBER 31, 1994
--------------------------------

Balance at 1/2/94                            12         84,541,378.1   1,014,496,537    84,541,378.1
Issuance of Common Stock                      8             84,699.8         677,598        56,466.5
                                                            --------                        --------
                                                        84,626,077.9                    84,597,844.6   (16,438,000)    (0.19)
                                                        ------------                    ------------

52 WEEKS ENDED DECEMBER 30, 1995
--------------------------------

Balance at 1/1/95                             3         84,626,077.9     253,878,234    21,156,519.5
After repurchase of certain shares            9         84,456,713.8     760,110,424    63,342,535.4
Issuance of Common Stock                     8.5           338,799.1       2,879,792       239,982.7
                                                        ------------                    ------------
                                                                                        84,739,037.5   (18,058,000)    (0.21)
                                                                                        ------------
52 WEEKS ENDED DECEMBER 28, 1996
--------------------------------

Balance at 12/31/95                           3         84,795,512.9     254,386,539    21,198,878.2
After repurchase of certain shares            3         84,117,950.1     252,353,850    21,029,487.5
After repurchase of certain shares            6         83,779,186.5     502,675,119    41,889,593.3
                                                        ------------                    ------------
                                                                                        84,117,959.0   (17,854,000)    (0.21)
                                                                                        ------------
39 WEEKS ENDED SEPTEMBER 28, 1996
---------------------------------

Balance at 12/31/95                           3         84,795,512.9      254,386,539   28,265,171.0
After repurchase of certain shares            3         84,117,950.1      254,353,850   28,039,316.7
After repurchase of certain shares            3         83,779,186.5      251,337,560   27,926,395.5
                                                        ------------                    ------------
                                                                                        84,230,883.2   (12,485,000)    (0.15)
                                                                                        ------------
39 WEEKS ENDED SEPTEMBER 27, 1997
---------------------------------

Balance at 12/28/96                           9         83,779,186.5      754,012,679   83,779,186.5
Issuance of Common Stock                      3          1,626,338.0        4,879,014      542,112.7
                                                        ------------                    ------------
                                                        85,405,524.5                    84,321,299.2   (14,165,000)    (0.17)
                                                        ------------                    ------------